Exhibit 10.3

FORM OF LOCK-UP AGREEMENT

This Lock-Up Agreement (the “Agreement”) is dated as of [●], 2024 and is between Tembo Group B.V., a public company with limited liability (naamloze vennootschap) incorporated under the laws of the Netherlands (“Pubco”), and each of the Pubco shareholders identified on Exhibit A hereto, and the other Pubco shareholders who enter into a joinder to this Agreement substantially in the form of Exhibit B hereto with Pubco in order to become a party for purposes of this Agreement (each a “Locked-Up Party” and collectively, the “Locked-Up Parties”). Capitalized terms used but not defined herein shall have the meanings assigned to them in the Business Combination Agreement (as defined below).

BACKGROUND:

WHEREAS, upon the Closing (defined below) the Locked-Up Parties owned equity interests in Pubco;

WHEREAS, the execution and delivery of this Agreement is a condition to the Closing under that certain Business Combination Agreement dated August 29, 2024 (the “Business Combination Agreement”) entered into by (i) Cactus Acquisition Corp. 1 Limited, a Cayman Islands exempted company (“CCTS”), (ii) Tembo e-LV B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands (“Tembo”), (iii) VivoPower International plc, a public limited company organized under the laws of England and Wales (“Parent”), (iv) Pubco and (v) Tembo EUV Investment Corporation Ltd, a Cayman Islands exempted company (“Merger Sub”);

WHEREAS, on the date of the Closing, prior to the effective time of the Company Share Exchange, the shareholders of Tembo (the “Tembo Shareholders”) effected the Company Share Exchange and thereby became holders of ordinary shares of Pubco (the “Pubco Shares”), in accordance with the terms set forth in the Business Combination Agreement;

WHEREAS, following the Company Share Exchange and before the Merger, each Company Award issued and outstanding immediately prior to the Company Share Exchange was assumed by Pubco and settled through the issuance of a number of Pubco Shares in accordance with the terms of the Company Award Support Agreement (the “Company Award Settlement”);

WHEREAS, upon the consummation of the transactions contemplated by the Business Combination Agreement (the “Closing”) and following the Company Share Exchange and the Company Award Settlement, Merger Sub merged with and into CCTS, with CCTS continuing as the surviving corporation and a wholly‐‐-owned subsidiary of Pubco (the “Merger”, and together with the other transactions contemplated by the Business Combination Agreement, the “Business Combination”), and as a result of which all of the issued and outstanding share capital of CCTS immediately prior to the Closing were automatically cancelled and exchanged for newly issued Pubco Shares;

WHEREAS, in connection with the Business Combination, the parties hereto wish to set forth herein certain understandings between such parties with respect to restrictions on transfer of equity interests in Pubco acquired pursuant to the terms of the Business Combination Agreement.

NOW, THEREFORE, the parties agree as follows:

ARTICLE I
INTRODUCTORY MATTERS

1.1 Defined Terms. In addition to the terms defined elsewhere herein, the following terms have the following meanings when used herein with initial capital letters:

“Affiliate” has the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

“Agreement” means this Lock-Up Agreement, as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms hereof.

“Business Combination” has the meaning set forth in the Background.

“Business Combination Agreement” has the meaning set forth in the Background.

“CCTS” has the meaning set forth in the Background.

“Closing” has the meaning set forth in the Background.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

“Lock-Up” has the meaning set forth in Section 2.1(a).

“Lock-Up Period” means, the period beginning on the Closing Date and ending on the date that is the earlier of (A) 183 days following the completion of the Business Combination, (B) the date upon which the last reported sale price of the Pubco Shares equals or exceeds $12.00 per share (as adjusted for share splits, share dividends, rights issuances, subdivisions, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period following the Closing, and (C) subsequent to the Business Combination, the date on which Pubco completes a liquidation, merger, share exchange or other similar transaction that results in all of its shareholders having the right to exchange their Pubco Shares for cash, securities or other property.

“Lock-Up Shares” means with respect to any Locked-Up Party and its respective Permitted Transferees, Pubco Shares held by such Person immediately following the Closing.

“Locked-Up Party” and “Locked-Up Parties” have the respective meanings set forth in the Preamble.

“Merger” has the meaning set forth in the Background.

“Merger Sub” has the meaning set forth in the Background.

“Parent” has the meaning set forth in the Background.

“Permitted Transferees” means, prior to the expiration of the Lock-Up Period, any Person to whom such Locked-Up Party or any other Permitted Transferee of such Locked-Up Party is permitted to Transfer such Lock-Up Shares pursuant to Section 2.1(b).

“Pubco” has the meaning set forth in the Background.

“Pubco Shares” means the ordinary shares, nominal value EUR 0.12, in the share capital of Pubco.

“Tembo” has the meaning set forth in the Background.

“Tembo Shareholders” has the meaning set forth in the Background.

“Trading Day” means any day on which Pubco Shares are actually traded on the principal securities exchange or securities market on which the Pubco Shares are then traded.

“Transfer” means the (A) sale or assignment of, offer to sell, contract or agreement to sell, hypothecation or pledge of, grant of any option to purchase or otherwise dispose of or agreement to dispose of, in each case, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position meaning of Section 16 of the Exchange Act, and the rules and regulations of the Commission promulgated thereunder with respect to, any security, (B) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (C) public announcement of any intention to effect any transaction specified in clause (A) or (B).

1.2 Construction. Unless the context otherwise requires: (a) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; (b) “or” is disjunctive but not exclusive, (c) words in the singular include the plural, and in the plural include the singular, and (d) the words “hereof”, “herein”, and “hereunder” and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section references are to sections of this Agreement unless otherwise specified. The parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

ARTICLE II
LOCK-UP

2.1 Lock-Up.

(a) Subject to Section 2.1(b), each Locked-Up Party shall not Transfer any Lock-Up Shares until the end of the Lock-Up Period (the “Lock-Up”).

(b) Each Locked-Up Party or any of its Permitted Transferees may Transfer any Lock-Up Shares it holds during the Lock-Up Period (i) to other Locked-Up Parties or any direct or indirect partners, members or equity holders of such Locked-Up Party, any Affiliates of such Locked-Up Party or any related investment funds or vehicles controlled or managed by such Persons or their respective Affiliates; (ii) by gift to a charitable organization; or, in the case of an individual, by gift to a member of the individual’s immediate family or to a trust, the primary beneficiaries of which are one or more members of the individual’s immediate family or an Affiliate of such Person; (iii) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual or by will or other testamentary document; (iv) in the case of an individual, pursuant to a qualified domestic relations order, divorce settlement, divorce decree, separation agreement or related court order; (v) to any transferee, solely and to the extent necessary to satisfy any foreign, U.S. or other federal, state, or local income tax obligations of such Locked-Up Party (or its direct or indirect owners) arising directly from (A) the Business Combination or (B) such Locked-Up Party’s ownership of, but inability to sell the Lock-Up Shares during Lock-up Period; (vi) by pro rata distribution or dividend by the Locked-Up Party to its members, current and former general and limited partners or shareholders (or their respective nominees or custodians) (provided, that, Parent may only distribute up to an aggregate of 20% of its Lock-Up Shares pursuant to this Section 2.1(b)(vi)), (vii) to Pubco, or (viii) any Pubco Shares issued or issuable with respect to any of the Lock-Up Shares by way of share splits, share dividends, rights issuances, subdivisions, reorganizations, recapitalizations and the like, in each case of clauses (i)–(v), if the transferee is not another Locked-Up Party, subject to prior receipt by Pubco of a duly executed joinder to this Agreement substantially in the form of Exhibit B hereto.

(c) Each Locked-Up Party also agrees and consents to the entry of stop transfer instructions with Pubco’s transfer agent and registrar against the transfer of any Lock-Up Shares except in compliance with the foregoing restrictions and to the addition of a legend to such Locked-Up Party’s Lock-Up Shares describing the foregoing restrictions.

(d) For the avoidance of doubt, each Locked-Up Party shall retain all of its rights as a shareholder of Pubco with respect to the Lock-Up Shares during the Lock-Up Period, including the right to vote any Lock-Up Shares.

ARTICLE III
GENERAL PROVISIONS

3.1 Notices. All notices and other communications among the parties shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (iii) when delivered by FedEx or other nationally recognized overnight delivery service, or (iv) when delivered by email (in each case in this clause (iv), solely if receipt is confirmed, but excluding any automated reply, such as an out-of-office notification), addressed as follows:

If to Pubco:

c/o Tembo e-LV B.V.

Marinus van Meelweg 20
5657 EN, Eindhoven
The Netherlands
Attn: Kevin Chin
Email: ktfc@vivopower.com

With a copy (which shall not constitute notice) to:

NautaDutilh N.V.

Beethovenstraat 400

1082 PR Amsterdam, The Netherlands

Attn: Nina Kielman, Paul van der Bijl

E-mail: nina.kielman@nautadutilh.com

paul.vanderbijl@nautadutilh.com

and

White & Case LLP
1221 Avenue of the Americas
New York, NY 10020
Attn: Elliott M. Smith
Email: elliott.smith@whitecase.com

If to any Locked-Up Party, to such address indicated on Pubco’s records with respect to such Locked-Up Party or to such other address or addresses as such Locked-Up Party may from time to time designate in writing.

3.2 Amendment; Waiver.

(a) The terms and provisions of this Agreement may be amended or modified in whole or in part only by a duly authorized agreement in writing executed by Pubco and the Locked-Up Parties holding a majority of the shares then held by the Locked-Up Parties in the aggregate as to which this Agreement has not been terminated.

(b) Except as expressly set forth in this Agreement, neither the failure nor delay on the part of any party hereto to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence.

(c) No party shall be deemed to have waived any claim arising out of this Agreement, or any right, remedy, power or privilege under this Agreement, unless the waiver of such claim, right, remedy, power or privilege is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

(d) Pubco and any party hereto may unilaterally waive any of its rights hereunder in a signed writing delivered to (i) in the case of a waiver by Pubco, the applicable Locked-Up Parties, and (ii) in the case of a waiver by a Locked-Up Party, Pubco.

(e) Notwithstanding anything to the contrary, any amendment, modification or waiver of any provision herein that would (i) adversely affect any Locked-Up Party, or (ii) disproportionately affect any Locked-Up Party as compared to any other Locked-Up Party, in each case, will not bind any such Locked-Up Party without such Locked-Up Party’s prior written approval.

3.3 Further Assurances. The parties hereto will sign such further documents, cause such meetings to be held, resolutions passed, exercise their votes and do and perform and cause to be done such further acts and things necessary, proper or advisable in order to give full effect to this Agreement and every provision hereof.

3.4 Assignment. No party hereto shall assign this Agreement or any part hereof without the prior written consent of the other parties. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. Any attempted assignment in violation of the terms of this Section 3.4 shall be null and void, ab initio.

3.5 Effectiveness; Termination. This Agreement shall be effective upon consummation of the transactions contemplated by the Business Combination Agreement and shall terminate on the date on which such Locked-Up Party no longer holds Lock-Up Shares.

3.6 Third Parties. Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any person, other than the parties hereto, any right or remedies under or by reason of this Agreement, as a third party beneficiary or otherwise.

3.7Governing Law; Jurisdiction; Waiver of Jury Trial; Remedies. The parties hereto expressly incorporate by reference Section 9.5 (Governing Law; Submission to Jurisdiction) of the Business Combination Agreement, Section 9.15 of the Business Combination Agreement (Waiver of Jury Trial) and Section 9.16 (Specific Performance) of the Business Combination Agreement to apply to this Agreement mutatis mutandis, with references to the Business Combination Agreement therein deemed to reference this Agreement and references to the “Parties” thereunder deemed to reference the parties hereto.

3.8 Entire Agreement. Except as otherwise set forth herein, this Agreement constitutes the full and entire understanding and agreement among the parties relating to the transactions contemplated hereby and supersedes any other agreements, whether written or oral, that may have been made or entered into by or among any of the parties hereto relating to the transactions contemplated hereby. No representations, warranties, covenants, understandings, agreements, oral or otherwise, relating to the transactions contemplated by this Agreement exist between the parties except as expressly set forth or referenced in this Agreement. Notwithstanding the foregoing, nothing in this Agreement shall limit any of the rights, remedies or obligations of Pubco or any of the Locked-Up Parties under any other agreement between any of the Locked-Up Parties and Pubco, and nothing in any other agreement, certificate or instrument shall limit any of the rights, remedies or obligations of any of the Locked-Up Parties or Pubco under this Agreement.

3.9 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. The parties further agree that if any provision contained herein is, to any extent, held invalid or unenforceable in any respect under the laws governing this Agreement, they shall take any actions necessary to render the remaining provisions of this Agreement valid and enforceable to the fullest extent permitted by law and, to the extent necessary, shall amend or otherwise modify this Agreement to replace any provision contained herein that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the parties.

3.10 Captions; Counterparts. The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

3.11 Several Liability. The liability of any Locked-Up Party hereunder is several (and not joint). Notwithstanding any other provision of this Agreement, in no event will any Locked-Up Party be liable for any other Locked-Up Party’s breach of such other Locked-Up Party’s obligations under this Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Lock-Up Agreement on the day and year first above written.

TEMBO GROUP B.V.

By:
Name:
Title:

[LOCKED-UP PARTY]

By:
Name:
Title:

Exhibit A

1.	[●]

Exhibit B

FORM OF JOINDER TO LOCK-UP AGREEMENT

[______], 20__

Reference is made to the Lock-Up Agreement, dated as of [●], 2024, by and among [●] (the “Pubco”) and the other Locked-Up Parties (as defined therein) from time to time party thereto (as amended from time to time, the “Lock-Up Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Lock-Up Agreement.

Each of Pubco and each undersigned holder of shares of Pubco (each, a “New Locked-Up Party”) agrees that this Joinder to the Lock-Up Agreement (this “Joinder”) is being executed and delivered for good and valuable consideration.

Each undersigned New Locked-Up Party hereby agrees to and does become party to the Lock-Up Agreement as a Locked-Up Party. This Joinder shall serve as a counterpart signature page to the Lock-Up Agreement and by executing below each undersigned New Locked-Up Party is deemed to have executed the Lock-Up Agreement with the same force and effect as if originally named a party thereto.

This Joinder may be executed in multiple counterparts, including by means of facsimile or electronic signature, each of which shall be deemed an original, but all of which together shall constitute the same instrument.

[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the undersigned have duly executed this Joinder as of the date first set forth above.

[NEW LOCKED-UP PARTY]

By:
Name:
Title

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By:
Name:
Title: